STATE OF NORTH CAROLINA,                IN THE GENERAL COURT OF JUSTICE
                                             SUPERIOR COUNT DIVISION
COUNTY 0F ALAMANCE                                 94-CVS-044B


MAURICE J. KOURY and              )
CARY D. ALLRED,                   )
                                  )
     Plaintiffs,                  )
                                  )
               v.                 )
                                  )
GRAHAM SAVINGS BANK, INC.,        )
SSB; CCB FINANCIAL                ) NOTICE OF REMOVAL OF CASE
CORPORATION; A.C. MOTSINGER;      )    TO FEDERAL COURT
SARAH G. JOHNSTON; FORREST        )
C. HALL; J. WORTH RICH;           )
WILLIAM R. SIZEMORE; JAMES        )
R. GUTHRIE,                       )
                                  )
     Defendants,                  )
                                  )
               and                )
                                  )
GRAHAM SAVINGS BANK, SSB,         )
Derivative Defendant.             )


TO:  The Clerk of Court
     Superior Court Division
     Alamance County, North Carolina


  PLEASE TAKE NOTICE that on March 21, 1994, defendants Graham Savings Bank, Inc., SSB, CCB
Financial Corporation, A.C. Motsinger, Sarah G.
Johnston, Forrest C. Hall, J. Worth Rich, William R.
Sizemore, and James R. Guthrie (collectively
"Defendants") filed the attached Notice of Removal in the United States District Court for the Middle
District of North Carolina, to remove this action to that Court pursuant to 28 U. S. C. 1441 and 1446.
  PLEASE TAKE FURTHER NOTICE that, pursuant to 28
U.S.C. 1446, the filing of said Notice of Removal in the United States District Court for the Middle
District of North Carolina, together with the filing of the attached copy of said Notice of Removal with this Court, affects the removal of this action, and this Court may proceed no further unless and until the action is remanded.
  This the 21st day of March, 1994.



                         POYNER & SPRUILL, L.L.P.

                                 By: /s/ David W.Long
                                 David W. Long
                                 State Bar No. 2779
                                 David Dreifus
                                 State Bar No. 10160
                                 3600 Glenwood Avenue
                                 Raleigh, N.C.  27605-0096
                                 Telephone: (919) 783-6400

                                 Counsel for Defendants